Exhibit 99.1

Herbalife Nutrition Exceeds First Quarter Net Sales Guidance;
Exceeds High End of Reported and Adjusted1 Diluted EPS Guidance
by $0.18 and $0.30, Respectively; Raises Full Year 2018 Guidance

LOS ANGELES, May 3, 2018 – Herbalife Nutrition Ltd. (NYSE: HLF) today reported financial results for the first quarter ended March 31, 2018:

QUARTER HIGHLIGHTS

•    Reported net sales of $1.2 billion increased 7% compared to first quarter 2017, above the guidance range of (1.0%) – 3.0%.

•    Reported and adjusted[1] diluted EPS of $1.08 and $1.40, respectively, compared to $0.98 and $1.24 for first quarter last year.

•    Volume points of 1.4 billion were relatively flat compared to the prior year period, above the guidance range of (7.0%) – (3.0%).

•    Raising FY 2018 volume point guidance range to 3% – 7% growth as well as reported and adjusted[1] diluted
     EPS guidance to $3.95 – $4.35 and $5.05 – $5.45, on a pre stock split basis, respectively.

“We reported higher than expected results and returned to
growth in the US, reflecting the efforts of our entrepreneurial distributors, who are meeting the needs of consumers around
the world. We are confident about Herbalife Nutrition’s bright future and, accordingly, we have raised our guidance for the full year, as we continue to execute on our strategy to drive long-term growth and fulfill our mission of making the world healthier and happier through personalized nutrition.”

-Rich Goudis, CEO of Herbalife Nutrition

1 Adjusted diluted EPS is a non-GAAP measure and, for the purpose of guidance, excludes the impact of: non-cash interest expense associated with the Company’s convertible notes, expenses related to regulatory inquiries, China grant income, contingent value rights revaluation, loss on extinguishment of convertible debt, and Venezuela currency devaluation. Adjusted diluted EPS, for the purpose of reported results, excludes the impact of the foregoing as well as expenses relating to challenges to the Company’s business model, and expenses relating to FTC Consent Order implementation. See Schedule A – “Reconciliation of Non-GAAP Financial Measures” for a detailed reconciliation of adjusted net income to net income calculated in accordance with GAAP and a reconciliation of adjusted diluted EPS to diluted EPS calculated in accordance with GAAP and a discussion of why we believe these non-GAAP measures are useful.

First Quarter 2018 Key Metrics2

Regional Volume Point Metrics

	Volume Points
Region	1Q '18 (mil)	Yr/Yr % Chg
North America	303.2	0.2%
Mexico	221.8	(1.6%)
South & Central America	148.5	(3.1%)
EMEA	294.7	7.5%
Asia Pacific	286.6	9.9%
China	141.1	(22.5%)
Worldwide Total (a)	1,395.9	(0.2%)

(a) During the quarter, the Company adjusted volume point values for certain products in Mexico and South & Central America. Excluding these adjustments, the volume point decrease would have been (0.5%).

Regional Net Sales and Foreign Exchange (“FX”) Impact

Region	Reported Net Sales 1Q’18 (mil)	Growth/Decline including FX vs. 1Q ‘17	Growth/Decline excluding FX vs. 1Q ‘17
North America	$231.2	0.6%	0.5%
Mexico	$114.0	8.8%	0.4%
South & Central America (a)	$125.7	2.7%	57.3%
EMEA	$248.2	18.3%	6.9%
Asia Pacific	$245.6	11.8%	7.6%
China	$212.2	(1.6%)	(9.2%)
Worldwide Total	$1,176.9	6.8%	7.5%
South & Central America excl. Venezuela (a)	$119.0	(0.6%)	1.5%
Worldwide Total excl. Venezuela (a)	$1,170.2	6.4%	1.4%

(a) Venezuela was impacted by significant price increases and erosion in foreign currency exchange rates. Venezuela represents less than 1% of consolidated net sales.  See Schedule A – “Reconciliation of Non-GAAP Financial Measures” for a discussion of why we believe adjusting for Venezuela is useful.

2 Supplemental tables that include Average Active Sales Leader and additional business metrics can be found at http://ir.Herbalife.com.

Outlook

Following is the Company’s second quarter 2018 and full year 2018 guidance based on current business trends:

	Three Months Ending		Twelve Months Ending
	June 30, 2018		December 31, 2018
	Low	High	Low	High
Volume Point Growth vs 2017 (a)	4.0%	8.0%	3.0%	7.0%
Net Sales Growth vs 2017 (b)	8.5%	12.5%	9.0%	13.0%
Diluted EPS – Pre Stock Split (b) (c) (e)	$0.90	$1.10	$3.95	$4.35
Adjusted Diluted EPS – Pre Stock Split (b) (c) (d) (e)	$1.15	$1.35	$5.05	$5.45
Diluted EPS – Post Stock Split (b) (c) (e)	$0.45	$0.55	$1.98	$2.18
Adjusted Diluted EPS – Post Stock Split (b) (c) (d) (e)	$0.58	$0.68	$2.53	$2.73
Cap Ex ($ millions)	$25.0	$35.0	$110.0	$140.0
Effective Tax Rate (b) (c)	36.0%	41.0%	30.0%	35.0%
Adjusted Effective Tax Rate (b) (c) (d)	29.0%	34.0%	23.0%	28.0%

(a) Management is evaluating our current approach to assigning and maintaining Volume Point values for certain products or markets. Guidance excludes any future potential impact of Volume Point adjustments, which may have an impact on the use of Volume Points as a proxy for sales trends in future periods.

(b) Excludes any future potential Venezuela currency devaluations and associated pricing and inflationary consequences.

(c) Excludes the following items that cannot be accurately predicted: any future potential ongoing tax effects from the exercise of equity awards that could impact the Company's tax rate due to the updated stock compensation accounting standard, any future contingent value rights revaluation, benefits from future potential China grant income, any future potential dilution from the Company’s convertible notes due in 2019 and 2024, as well as any impact of the China Growth and Impact Investment Program.

(d) Adjusted diluted EPS and adjusted effective tax rate excludes the impact of: non-cash interest expense associated with the Company’s convertible notes, expenses related to regulatory inquiries, China grant income, contingent value rights revaluation, loss on extinguishment of convertible debt, Venezuela currency devaluation, as well as any impact of the China Growth and Impact Investment Program, as detailed in Schedule A. See Schedule A – “Reconciliation of Non-GAAP Financial Measures” for a detailed reconciliation of adjusted diluted EPS to diluted EPS calculated in accordance with GAAP and a discussion of why the company believe these non-GAAP measures are useful.

(e) Shareholders recently approved a two-for-one stock split with a record date of May 7, 2018. For the purposes of guidance the Company has provided Diluted EPS on both a pre and post stock split basis.

▪	Guidance includes a $600 million impact to the Company’s share base from repurchases under its share repurchase program in 2018.

▪	Any incremental repurchases beyond $600 million that may be made in 2018 cannot be accurately predicted and are therefore excluded from the guidance table above.

▪	Guidance is based on the average daily exchange rates during the first two weeks of April 2018.

▪
Adjusted[1] diluted EPS guidance for the second quarter 2018 includes a projected currency benefit, on a pre stock split basis, of approximately $0.07 per diluted share versus the second quarter of 2017.

▪
Full year 2018 adjusted[1] diluted EPS guidance includes a projected currency benefit, on a pre stock split basis, of approximately $0.26 per diluted share, compared to 2017, which is $0.13 favorable compared to the benefit included in the full year 2018 guidance provided on February 22, 2018.

Earnings Conference Call

Herbalife Nutrition senior management will host an investor conference call to discuss its recent financial results and provide an update on current business trends on Thursday, May 3, 2018, at 2:30 p.m. PT (5:30 p.m. ET).

The dial-in number for this conference call for domestic callers is (877) 317-1296, and (262) 320-2006 for international callers (conference ID: 6562099). Live audio of the conference call will be simultaneously webcast in the investor relations section of the Company's website at http://ir.Herbalife.com.

An audio replay will be available following the completion of the conference call in MP3 format or by dialing (855) 859-2056 for domestic callers or (404) 537-3406 for international callers (conference ID: 6562099). The webcast of the teleconference will be archived and available on Herbalife Nutrition's website.

About Herbalife Nutrition Ltd.

Herbalife Nutrition is a global nutrition company whose purpose is to make the world healthier and happier.  The Company has been on a mission for nutrition - changing people's lives with great nutrition products & programs - since 1980. Together with our Herbalife Nutrition independent distributors, we are committed to providing solutions to the worldwide problems of poor nutrition and obesity, an aging population, and skyrocketing public healthcare costs, while supporting the rise in entrepreneurs of all ages.  Herbalife Nutrition offers high-quality, science-backed products, most of which are produced in Company-operated facilities, one-on-one coaching with an Herbalife Nutrition independent distributor, and a supportive community approach that inspires customers to embrace a healthier, more active lifestyle.

Herbalife Nutrition's targeted nutrition, weight-management, energy and fitness and personal care products are available exclusively to and through dedicated Herbalife Nutrition distributors in more than 90 countries.

Through its corporate social responsibility efforts, Herbalife Nutrition supports the Herbalife Family Foundation (HFF) and its Casa Herbalife Nutrition programs to help bring good nutrition to children in need. Herbalife Nutrition is also proud to sponsor more than 190 world-class athletes, teams and events around the globe, including Cristiano Ronaldo, the LA Galaxy, and numerous Olympic teams.

Herbalife Nutrition has over 8,000 employees worldwide, and its shares are traded on the New York Stock Exchange (NYSE: HLF) with net sales of approximately $4.4 billion in 2017. To learn more, visit Herbalife.com or IAmHerbalife.com.

Herbalife Nutrition also encourages investors to visit its investor relations website at ir.Herbalife.com as financial and other information is updated and new information is posted.

Media Contact:
Jennifer Butler
VP, Media Relations
213.745.0420

Investor Contact:
Eric Monroe
Director, Investor Relations
213.745.0449

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in our filings with the Securities and Exchange Commission. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, among others, the following:

▪	our relationship with, and our ability to influence the actions of, our Members;
▪	improper action by our employees or Members in violation of applicable law;
▪	adverse publicity associated with our products or network marketing organization, including our ability to comfort the marketplace and regulators regarding our compliance with applicable laws;
▪	changing consumer preferences and demands;
▪	the competitive nature of our business;
▪
regulatory matters governing our products, including potential governmental or regulatory actions concerning the safety or efficacy of our products and network marketing program, including the direct selling markets in which we operate;

▪	legal challenges to our network marketing program;
▪	the consent order entered into with the FTC, the effects thereof and any failure to comply therewith;
▪
risks associated with operating internationally and the effect of economic factors, including foreign exchange, inflation, disruptions or conflicts with our third-party importers, pricing and currency devaluation risks, especially in countries such as Venezuela;

▪	uncertainties relating to interpretation and enforcement of legislation in China governing direct selling and anti-pyramiding;
▪	our inability to obtain the necessary licenses to expand our direct selling business in China;
▪	adverse changes in the Chinese economy;
▪	our dependence on increased penetration of existing markets;
▪	any material disruption to our business caused by natural disasters, other catastrophic events, acts of war or terrorism, or cyber-security incidents;
▪	contractual limitations on our ability to expand our business;
▪	our reliance on our information technology infrastructure and outside manufacturers;
▪	the sufficiency of our trademarks and other intellectual property rights;
▪	product concentration;
▪	our reliance upon, or the loss or departure of any member of, our senior management team which could negatively impact our Member relations and operating results;

▪	U.S. and foreign laws and regulations applicable to our international operations;
▪	uncertainties relating to the United Kingdom’s vote to exit from the European Union;
▪	restrictions imposed by covenants in our credit facility;
▪	risks related to the convertible notes;
▪	uncertainties relating to the application of transfer pricing, duties, value added taxes, and other tax regulations, and changes thereto;
▪	changes in tax laws, treaties or regulations, or their interpretation;
▪	taxation relating to our Members;
▪	product liability claims;
▪	our incorporation under the laws of the Cayman Islands;
▪	whether we will purchase any of our shares in the open markets or otherwise; and
▪	share price volatility related to, among other things, speculative trading and certain traders shorting our common shares.

We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Results of Operations

Herbalife Nutrition Ltd. and Subsidiaries
Condensed Consolidated Statements of Income
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended
	3/31/2018	3/31/2017

North America	$231.2	$229.8
Mexico	114.0	104.8
South and Central America	125.7	122.4
EMEA	248.2	209.8
Asia Pacific	245.6	219.7
China	212.2	215.6
Worldwide Net Sales	1,176.9	1,102.1
Cost of Sales	239.9	204.6
Gross Profit	937.0	897.5
Royalty Overrides	337.3	315.1
Selling, General and Administrative Expenses	460.1	438.6
Other Operating Income (1)	(16.2)	-
Operating Income	155.8	143.8
Interest Expense, net	39.9	30.2
Other Expense, net (2)	24.4	-
Income Before Income Taxes	91.5	113.6
Income Taxes (3)	9.4	28.4
Net Income	$82.1	$85.2

Weighted Average Shares Outstanding:
Basic	72.7	83.1
Diluted	76.3	86.7

Earnings Per Share:
Basic	$1.13	$1.03
Diluted	$1.08	$0.98

(1) Other Operating Income relates to certain China government grant income.
(2) Other Expense relates to the loss on revaluation of the Contingent Value Rights issued in connection with the October 2017 modified Dutch auction tender offer and loss on the extinguishment of a portion of the 2.0% convertible senior notes due 2019 repurchased in March 2018.

(3) Includes the impact of excess tax benefit recognized under ASU 2016-09 of $19.4 million and $4.3 million for the three months ended March 31, 2018 and 2017, respectively.

Herbalife Nutrition Ltd. and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)
	Mar 31,	Dec 31,
	2018	2017

ASSETS
Current Assets:
Cash and cash equivalents	$1,330.2	$1,278.8
Receivables, net	103.3	93.3
Inventories	333.0	341.2
Prepaid expenses and other current assets	184.6	147.0
Total Current Assets	1,951.1	1,860.3

Property, plant and equipment, net	369.2	377.5
Marketing related intangibles and other intangible assets, net	310.1	310.1
Goodwill	98.6	96.9
Other assets	239.7	250.3
Total Assets	$2,968.7	$2,895.1

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities:
Accounts payable	$80.2	$67.8
Royalty overrides	264.7	277.7
Current portion of long-term debt	102.3	102.4
Other current liabilities	463.7	458.9
Total Current Liabilities	910.9	906.8

Non-current liabilities
Long-term debt, net of current portion	2,109.1	2,165.7
Other non-current liabilities	167.7	157.3
Total Liabilities	3,187.7	3,229.8

Commitments and Contingencies

Shareholders' deficit:
Common shares	0.1	0.1
Paid-in capital in excess of par value	425.4	407.3
Accumulated other comprehensive loss	(147.3)	(165.4)
Accumulated deficit	(168.3)	(248.1)
Treasury stock	(328.9)	(328.6)
Total Shareholders' Deficit	(219.0)	(334.7)

Total Liabilities and Shareholders' Deficit	$2,968.7	$2,895.1

Herbalife Nutrition Ltd. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)
	Three Months Ended
	3/31/2018	3/31/2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$82.1	$85.2
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	25.6	24.5
Share-based compensation expenses	9.8	11.3
Non-cash interest expense	15.7	14.4
Deferred income taxes	3.3	(3.2)
Inventory write-downs	12.1	4.6
Foreign exchange transaction loss (gain)	0.5	(0.4)
Other	25.5	(1.0)
Changes in operating assets and liabilities:
Receivables	(16.1)	(27.9)
Inventories	8.4	7.3
Prepaid expenses and other current assets	(11.9)	25.1
Accounts payable	16.4	5.0
Royalty overrides	(12.6)	(18.8)
Other current liabilities	(3.7)	44.6
Other	1.1	4.8
NET CASH PROVIDED BY OPERATING ACTIVITIES	156.2	175.5

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(15.6)	(24.5)
Other	-	0.1
NET CASH USED IN INVESTING ACTIVITIES	(15.6)	(24.4)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings from senior secured credit facility, net of discount	-	1,274.0
Principal payments on senior secured credit facility and other debt	(24.5)	(413.4)
Proceeds from senior convertible notes	550.0	-
Repurchase of senior convertible notes	(582.5)	-
Debt issuance costs	(11.7)	(22.6)
Share repurchases	(54.2)	(58.1)
Proceeds from settlement of capped call transactions	27.1	-
Other	0.6	0.6
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(95.2)	780.5
EFFECT OF EXCHANGE RATE CHANGES ON CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	6.1	9.1
NET CHANGE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	51.5	940.7
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, BEGINNING OF PERIOD	1,295.5	857.0
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, END OF PERIOD	$1,347.0	$1,797.7

Supplemental Information

SCHEDULE A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited and unreviewed), (All tables provide Dollars in millions, except per Share Data)

In addition to its reported results and guidance calculated in accordance with GAAP, the Company has included in this release adjusted net income and adjusted diluted EPS, performance measures that the Securities and Exchange Commission defines as “non-GAAP financial measures.”  Management believes that such non-GAAP financial measures, when read in conjunction with the Company’s reported or forecasted results, in each case calculated in accordance with GAAP, can provide useful supplemental information for investors because they facilitate a period to period comparative assessment of the Company’s operating performance relative to its performance based on reported or forecasted results under GAAP, while isolating the effects of some items that vary from period to period without any correlation to core operating performance and eliminate certain charges that management believes do not reflect the Company’s operations and underlying operational performance.  The Company’s definition of adjusted net income and adjusted diluted earnings per share may not be comparable to similarly titled measures used by other companies because other companies may not calculate them in the same manner as the Company does and should not be viewed in isolation from nor as alternatives to net income or diluted EPS calculated in accordance with GAAP.

The impact of foreign currency fluctuations in Venezuela and the price increases we implement as a result of the highly inflationary economy in that market can each, when considered in isolation, have a disproportionately large impact to our consolidated results despite the offsetting nature of these drivers and that net sales in Venezuela, which represent less than 1% of our consolidated net sales, are not material to our consolidated results. Therefore, in certain instances, we believe it is helpful to provide additional information with respect to these factors as reported and excluding the impact of Venezuela to illustrate the disproportionate nature of Venezuela’s individual pricing and foreign exchange impact to our consolidated results. However, excluding the impact of Venezuela from these measures is not in accordance with U.S. GAAP and should not be considered in isolation or as an alternative to the presentation and discussion thereof calculated in accordance with U.S. GAAP.

The following is a reconciliation of net income, presented and reported in accordance with U.S. generally accepted accounting principles, to net income adjusted for certain items:

	Three Months Ended
	3/31/2018	3/31/2017
	(in millions)

Net income, as reported	$82.1	$85.2
Expenses incurred responding to attacks on the Company's business model (1) (2)	-	1.5
Expenses related to regulatory inquiries (1) (2)	2.3	3.8
Non-cash interest expense and amortization of non-cash issuance costs (1) (2) (3)	12.5	11.7
China grant income (1) (2)	(16.2)	-
FTC Consent Order implementation (1) (2) (4)	-	8.5
Contingent value rights revaluation (1) (2)	11.3	-
Loss on extinguishment of convertible debt (1) (2) (5)	13.1	-
Venezuela devaluation (1) (2)	4.7	-
Income tax adjustments for above items (1) (2)	(3.3)	(3.5)
Net income, as adjusted (6)	$106.5	$107.1

The following is a reconciliation of diluted earnings per share, presented and reported in accordance with U.S. generally accepted accounting principles, to diluted earnings per share adjusted for certain items.

	Three Months Ended
	3/31/2018	3/31/2017
	(per share)

Diluted earnings per share, as reported	$1.08	$0.98
Expenses incurred responding to attacks on the Company's business model (1) (2)	-	0.02
Expenses related to regulatory inquiries (1) (2)	0.03	0.04
Non-cash interest expense and amortization of non-cash issuance costs (1) (2) (3)	0.16	0.13
China grant income (1) (2)	(0.21)	-
FTC Consent Order implementation (1) (2) (4)	-	0.10
Contingent value rights revaluation (1) (2)	0.15	-
Loss on extinguishment of convertible debt (1) (2) (5)	0.17	-
Venezuela devaluation (1) (2)	0.06	-
Income tax adjustments for above items (1) (2)	(0.04)	(0.04)
Diluted earnings per share, as adjusted (6)	$1.40	$1.24

(1) Based on interim income tax reporting rules, these expenses are not considered discrete items. As a result, the Company's full year effective tax rate is impacted by these items. When applying the full year effective tax rate to year-to-date income, the Company's year-to-date tax provision recorded with respect to these non-GAAP adjustments is different from the forecasted full-year tax provision impact of these items. As a consequence, adjustments to the year-to-date and quarterly tax impacts will be recorded as the adjusted full year effective tax rate is applied to income in subsequent periods. Additionally, adjustments to items unrelated to these non-GAAP adjustments may have an effect on the income tax impact of these non-GAAP adjustments in subsequent periods. The Company plans to update the income tax impact of these items in subsequent interim reporting periods.

(2) Excludes tax (benefit)/expense as follows:

	Three Months Ended
	3/31/2018	3/31/2017
	(in millions)

Expenses incurred responding to attacks on the Company's business model	$-	$(0.4)
Expenses related to regulatory inquiries	(0.2)	(1.3)
Non-cash interest expense and amortization of non-cash issuance costs	(0.3)	0.9
China grant income	5.8	-
FTC Consent Order Implementation	-	(2.8)
Contingent Value Rights revaluation	(3.3)	-
Loss on extinguishment of convertible debt	(3.7)	-
Venezuela devaluation	(1.6)	-
Total income tax adjustments (6)	$(3.3)	$(3.5)

	Three Months Ended
	3/31/2018	3/31/2017
	(per share)

Expenses incurred responding to attacks on the Company's business model	$-	$-
Expenses related to regulatory inquiries	-	(0.01)
Non-cash interest expense and amortization of non-cash issuance costs	-	0.01
China grant income	0.08	-
FTC Consent Order Implementation	-	(0.03)
Contingent Value Rights revaluation	(0.04)	-
Loss on extinguishment of convertible debt	(0.05)	-
Venezuela devaluation	(0.02)	-
Total income tax adjustments (6)	$(0.04)	$(0.04)

(3) Relates to non-cash expense on the Company's 2.00% convertible senior notes due 2019 and the related prepaid forward share repurchase contract and the 2.625% convertible senior notes due 2024.
(4) Includes $3.0 million of product discounts related to preferred member conversions for the three months ended March 31, 2017.
(5) Relates to the loss on the extinguishment of a portion of the 2.00% convertible senior notes due 2019 repuruchased in March 2018.
(6) Amounts may not total due to rounding.

The following is a reconciliation of diluted earnings per share guidance, presented in accordance with U.S. generally accepted accounting principles, to adjusted diluted earnings per share guidance for certain items.

	Three Months Ending	Twelve Months Ending
	June 30, 2018	December 31, 2018

Diluted EPS Guidance (1)	$0.90 - $1.10	$3.95 - $4.35
Non-cash interest expense and amortization of non-cash issuance costs (2)	0.17	0.69
Expenses related to regulatory inquiries (3)	0.04	0.16
China Grant Income (4)	-	(0.22)
Contingent value rights revaluation (5)	-	0.16
Loss on extinguishment of convertible debt (6)	-	0.18
Venezuela devaluation (7)	-	0.06
Income tax adjustments for above items (8)	0.03	0.07
Adjusted Diluted EPS Guidance (9)	$1.15 - $1.35	$5.05 - $5.45

(1) Excludes any future potential ongoing tax effects from the exercise of equity awards that could impact the Company's tax rate due to the updated stock compensation accounting standard, any future contingent value rights revaluation, benefits from future potential China grant income, any future potential dilution from the Company’s convertible notes, any future potential Venezuela currency devaluations and associated pricing and inflationary consequences, as well as any impact of the China Growth and Impact Investment Program.

(2) Relates to non-cash expense on the Company's 2.00% convertible senior notes due 2019 and the related prepaid forward share repurchase contract and the 2.625% convertible notes due 2024.
(3) Excludes tax impact of $0.3 million and $1.1 million for the three months ending June 30, 2018 and the twelve months ending December 31, 2018, respectively.
(4) Excludes tax impact of $0.4 million and $4.7 million for the three months ending June 30, 2018 and the twelve months ending December 31, 2018, respectively.
(5) Relates to the loss on the extinguishment of a portion of the 2.00% convertible senior notes due 2019 repuruchased in March 31, 2018 and excludes tax impact of $1.1 million for the three months ending June 30, 2018.

(6) Excludes tax impact of $1.2 million for the three months ending June 30, 2018.
(7) Excludes tax impact of $0.2 million and $1.1 million for the three months ending June 30, 2018 and the twelve months ending December 31, 2018, respectively.
(8) Aggregates the individual tax impacts of each item as described in greater detail in footnotes 3 through 7 above.
(9) Amounts may not total due to rounding.